UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2012

LOTON, CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-167219	98-0657263
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4751 Wilshire Boulevard, Third Floor Los Angeles, CA	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 13, 2012, Loton, Corp. (the “Company”) entered into a Stock Purchase Agreement, (the “Purchase Agreement”), dated as of December 13, 2012, with an accredited investor, pursuant to which the Company agreed to issue an aggregate of 200,000 shares of its common stock for an aggregate purchase price of $200,000.

The transaction closed on December 13, 2012.

The securities were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

The description of terms and conditions of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, the form of which shall be attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2013 and, when filed, shall be incorporated into this Item 1.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOTON, CORP

Dated: December 19, 2012	By:	/s/ Robert S. Ellin
Robert S. Ellin Chief Executive Officer